Exhibit 99.1

Mesa Labs Acquires the BGI Instruments Business

Lakewood, Colorado, April 15, 2014 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the closing of the acquisition of substantially all (other than cash or accounts receivable) of the assets and certain liabilities of BGI Instruments, Inc. and BGI, Inc. (collectively “BGI”), both located in Waltham, MA.

The acquisition price for BGI consisted of cash consideration of $9,900,000, subject to a working capital adjustment. The acquisition of the BGI product line is expected to add approximately $6,500,000 to Mesa’s revenues and to be accretive to our diluted net income per share during the first twelve months.

BGI is an ISO 9001 accredited manufacturing company involved in developing the methods and equipment primarily used for particulate air sampling. BGI’s products are used in the industrial hygiene market to assess worker exposure in a variety of industries and for environmental air pollution studies and control. The primary products include air samplers, particle separators, pumps, sampling tubes, and gas flow calibrators. In the environmental field, BGI’s particle samplers were some of the first on the market and they were recognized early-on as “reference” samplers by the EPA.

“We are pleased to add the portfolio of BGI products to Mesa’s,” said John J. Sullivan, President and CEO of Mesa. “BGI has an excellent reputation in aerosol sciences, owing to its 42 year history and the scientific contributions by its founder, Robert Gussman. This acquisition is synergistic with Mesa’s Bios line of gas flow calibrators, which are used extensively in calibration of air samplers used in both industrial hygiene and environmental monitoring. The combined Bios/BGI product lines will offer a more complete solution to Mesa’s existing customers and worldwide distributors.”

“The addition of BGI’s products to the plethora of Mesa’s existing product lines allows us to merge the pioneering flow measurement work of BGI with the Primary Standards approach of Bios,” added Bob Gussman, BGI’s co-founder. “The possibility presented by Mesa to combine our two teams is a unique opportunity for everyone involved. The chance to play such a leading role in an important health related measurement field is a reward granted to very few.”

About Mesa Laboratories, Inc.

We pursue a strategy of focusing primarily on quality control products, which are sold into niche markets that are driven by regulatory requirements. We prefer markets that have limited competition where we can establish a commanding presence and achieve high gross margins. We are organized into three divisions across seven physical locations. Our Instruments Division designs, manufactures and markets quality control instruments and disposable products utilized in connection with the healthcare, pharmaceutical, food and beverage, medical device, industrial hygiene, semiconductor and petrochemical industries. Our Biological Indicators Division manufactures and markets biological indicators and distributes chemical indicators used to assess the effectiveness of sterilization processes, including steam, gas, hydrogen peroxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Our Continuous Monitoring Division designs, develops and markets systems which are used to monitor various environmental parameters such as temperature, humidity and differential pressure to ensure that critical storage and processing conditions are maintained in hospitals, pharmaceutical and medical device manufacturers, blood banks, pharmacies and a number of other laboratory and industrial environments.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2013, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: John J. Sullivan, Ph.D.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000